CONSENT OF PRICEWATERHOUSECOOPERS

EXHIBIT 23.1

PricewaterhouseCoopers [LOGO]

[Chinese characters]

18th Floor Beijing Kerry Centre 1 Guang Hua Lu Chao Yang District Beijing 100020 People’s Republic of China Telephone +86 (10) 6561 2233 Facsimile +86 (10) 8529 9000

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3/A of our report dated April 7, 2003, relating to the financial statements, which appears in NetEase.com, Inc.’s Annual Report on Form 20-F/A for the year ended December 31, 2002.

We also consent to the reference to us under the heading “Independent Auditors” in such Registration Statement.

/s/ PricewaterhouseCoopers

Beijing, China

March 9, 2004